                                        CERTAIN CONFIDENTIAL MATERIAL
                                        CONTAINED IN THIS DOCUMENT, MARKED
                                        BY BRACKETS, HAS BEEN OMITTED AND FILED
                                        SEPARATELY WITH THE SECURITIES
                                        AND EXCHANGE COMMISSION PURSUANT
                                        TO RULE 24b-2 OF THE SECURITIES
                                        EXCHANGE ACT OF 1934, AS AMENDED.







                   PRODUCT DEVELOPMENT AND LICENSE AGREEMENT
                                    BETWEEN
                            SMITHKLINE BEECHAM PLC
                                      AND
                                 CORTECH, INC.

                   PRODUCT DEVELOPMENT AND LICENSE AGREEMENT
                                    BETWEEN
                            SMITHKLINE BEECHAM PLC
                                      AND
                                 CORTECH, INC.



 l.    DEFINITIONS......................................................   1-4
 2.    GRANT AND RIGHT TO FUTURE LICENSES ..............................     5
 3.    PAYMENTS AND ROYALTIES ..........................................   5-8
 4.    COMPULSORY LICENSES AND THIRD PARTY LICENSES ....................   8-9
 5.    DEVELOPMENT AND SUPPLY ..........................................  9-10
 6.    EXCHANGE OF INFORMATION AND CONFIDENTIALITY ..................... 10-14
 7.    PATENT PROSECUTION AND LITIGATION ............................... 14-17
 8.    TRADEMARKS AND NON-PROPRIETARY NAMES ............................    17
 9.    STATEMENTS AND REMITTANCES ...................................... 17-18
10.    TERM AND TERMINATION ............................................ 18-21
11.    RIGHTS AND DUTIES UPON TERMINATION ..............................    21
12.    WARRANTIES AND REPRESENTATIONS .................................. 22-23
13.    FORCE MAJEURE ...................................................    23
14.    GOVERNING LAW ...................................................    24
15.    WAIVER OF BREACH ................................................    24
16.    SEPARABILITY ....................................................    24
17.    ENTIRE AGREEMENT ................................................    24
18.    NOTICES .........................................................    25
19.    ASSIGNMENT ......................................................    26
20.    RECORDING .......................................................    26
21.    EXECUTION IN COUNTERPARTS .......................................    26
       SIGNATURES ......................................................    27
       APPENDIX A ......................................................    28
       APPENDIX B ...................................................... 29-32
       APPENDIX C ...................................................... 33-35
       APPENDIX D ...................................................... 36-43

                  PRODUCT DEVELOPMENT AND LICENSE AGREEMENT

        THIS PRODUCT DEVELOPMENT AND LICENSE AGREEMENT (hereinafter "AGREEMENT"), made as of the 1st day of November, 1995, between Cortech, Inc., a company organized under the laws of the state of Delaware and having a place of business at 6850 N. Broadway, Denver, Colorado, 80221, U.S.A. and SmithKline Beecham plc, a company organized under English law and having its registered office at New Horizons Court, Brentford, Middlesex TW8 9EP, England

                           WITNESSETH THAT:

         WHEREAS, CORTECH, as defined below, is the owner of all right, title and interest in, or otherwise has the right to grant certain licenses in, certain patents, identified in APPENDIX A hereto, and certain know-how relating to the chemical product known as BradycorTM; and

         WHEREAS, SB desires to obtain certain worldwide licenses from CORTECH under the aforesaid patents and know-how, and CORTECH is willing to grant to SB such licenses;

         NOW, THEREFORE, in consideration of the covenants and obligations expressed herein, and intending to be legally bound, and otherwise to be bound by proper and reasonable conduct, the parties agree as follows:

1.       DEFINITIONS

         1.01 "ADVERSE EXPERIENCE(S)" shall mean any noxious, pathological or unintended adverse change in anatomical, physiological or metabolic function as indicated by physical signs, symptoms and/or laboratory changes occurring in clinical trials, post-marketing surveillance, or clinical practice during use of PRODUCT, or published in the medical literature, whether or not considered causally related to the PRODUCT. This includes an exacerbation of a pre-existing condition, intercurrent illness, drug interaction, significant worsening of a disease under investigation or treatment, and significant failure of expected pharmacological or biological action.

         1.02 "AFFILIATES" shall mean any corporation, firm, partnership or other entity, whether DE JURE or DE FACTO, which directly or indirectly owns, is owned by or is under common ownership with SB to the extent of at least fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation or other entity actually controlled by, controlling or under common control with SB.

         1.03 "BACK-UP PRODUCTS" shall mean any pharmaceutically active compound which is not a PRODUCT but which is both (i) [


                                                  ]* and (ii) intended for
use in the treatment and or prophylaxis of the same indications as PRODUCT.

         1.04 "CORTECH" shall mean Cortech, Inc., a company organized under the laws of the state of Delaware and having a place of business at 6850 N. Broadway, Denver, Colorado, 80221, U.S.A.

         1.05 "EFFECTIVE DATE" shall mean the date upon which this AGREEMENT is effective and shall be the date of this AGREEMENT first written above.

         1.06 "FIELD" shall mean any human pharmaceutical indication other than the topical treatment of any ophthalmic indication.

         1.07 "JOINT LIAISON COMMITTEE" shall mean the committee established by the parties in accordance with Paragraph 5.02.

         1.08 "KNOW-HOW" shall mean all present and future technical information and know-how which relates to PRODUCT and shall include, without limitation, all biological, chemical, pharmacological, toxicological, clinical, assay, control and manufacturing data and any other information relating to PRODUCT and useful for the development and commercialization of PRODUCT.

         1.09 "NET SALES" shall mean the gross invoices representing sales of PRODUCT under this AGREEMENT by SB, its AFFILIATES or sublicensees ("the Selling Party") to the Trade (as defined below):

                 (a) in finished product form (i.e., packaged and labeled for sale to the ultimate consumer); and

                 (b) in any product form other than finished product form (such as final stage bulk material ready for conversion to final form, or bulk tablets, bulk capsules, bulk ampoules or bulk vials) to distributors who subsequently convert such product into finished product form, provided that such distributors shall not be considered sublicensees for purposes of this NET SALES definition, and further provided that for purposes of this Paragraph 1.09(b), such sales of PRODUCT in final stage bulk material form shall only occur where such sales are due to local country requirements as such requirements are determined by SB;

less deductions specifically allocated to PRODUCT by the Selling Party using generally accepted accounting standards for:


* Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

         (i) transportation charges, including insurance, for transporting PRODUCT;

         (ii) sales and excise taxes and duties paid or allowed by the Selling Party and any other governmental charges imposed upon the production, importation, use or sale of such PRODUCT;

         (iii) Trade, quantity and cash discounts allowed on PRODUCT;

         (iv) allowances or credits to customers on account of rejection or return of PRODUCT or on account of retroactive price reductions affecting such PRODUCT; and

         (v) PRODUCT rebates and PRODUCT charge backs including those granted to managed care entities.

For the purposes of this definition 'the Trade' shall mean distributors of PRODUCT in finished pack form (including those that package PRODUCT from bulk finished dosage form), wholesalers and retailers of such PRODUCT, governmental authorities or agents and other official institutions, hospitals, managed care entities, pharmaceutical benefits management entities, disease management entities, mail order prescription pharmacy services entities, hospital services, and all such other outlets as are approved by governmental authorities from time to time in the TERRITORY for sales of such PRODUCT. It is hereby agreed for the sake of absolute clarity and understanding that any sales between SB, its AFFILIATES and its or their sub-licensees shall be excluded from the computation of NET SALES and no royalties will be payable on such sales. Notwithstanding the immediately preceding sentence it is hereby nevertheless expressly agreed that any transactions between SB or any of its AFFILIATES or any of its sub-licensees on the one hand and PSB on the other hand will be deemed to be transactions with the Trade for the purposes of computing NET SALES and, as a result, INTER ALIA all rebates given to PSB shall be calculated by SB on an arms length basis and shall be fully deductible for such computation purposes. In the event that any PSB type activity is within SB or within any of its AFFILIATES or sub-licensees as only part of its or their total activities rather than in a separate
AFFILIATE a notional Net Sales figure will be calculated by SB on an arms length basis to cover such activities.

         1.10 "OUTLINE DEVELOPMENT PLAN" shall mean the outline of the plan to develop PRODUCT which is attached to this AGREEMENT as APPENDIX B.

         1.11 "PATENTS" shall mean all patents and patent applications, including all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals or extensions thereof and all SPCS, which are or become owned by CORTECH, or to which CORTECH otherwise has, now or in the future, the right to grant licenses, which generically or specifically claim PRODUCT, a process for manufacturing PRODUCT, or an intermediate used in such process or a use of PRODUCT. Also included within the definition of PATENTS are any patents or patent applications which generically or specifically claim any improvements on PRODUCT or intermediates or manufacturing processes required or useful for production of PRODUCT which are developed by CORTECH, or which CORTECH otherwise has the right to grant licenses, now or in the future, during the term of this AGREEMENT. The current list of patent applications and patents encompassed within PATENTS is set forth in APPENDIX A attached hereto.

         1.12 "PRODUCT" shall mean the chemical compound known as Bradycor-TM-, which is also known as CP-0127, and whose more specific chemical name is 1,6-bis(D-arginyl-L-arginyl-L-prolyl-L-hydroxyprolyl-glycyl-L-phenylalanyl-(S-3R,3S-succinimido)-L-cysteinyl-D-phenylalanyl-L-leucyl-
L-arginyl)hexane hexahydrochloride, and all pharmaceutically active derivatives thereof such as, but not limited to, esters, salts, hydrates, solvates, polymorphs and isomers thereof, and shall include compositions comprising such compound or derivatives.

         1.13 "PSB" shall mean any present or future AFFILIATE of SB or its sublicensees which conducts a Pharmaceutical Service Business, including Pharmaceutical Benefits Management Services (hereinafter "PBM") for or on behalf of THIRD PARTIES. As of the EFFECTIVE DATE, the only AFFILIATE of SB which is a PBM is Diversified Pharmaceutical Services, a corporation of the state of Minnesota and having a place of business at 3600 West 80th Street, Seventh Floor, Bloomington, Minnesota 55431-1085. The term "PSB" also includes any present or future AFFILIATE of SB or its sublicensees which conducts Prescription Pharmacy Services for or on behalf of THIRD PARTIES (hereinafter "PPS"), including any of the following business activities for or on behalf of THIRD PARTIES: wholesaler distribution, pharmacy distribution, disease management services, hospital services, or mail order prescription pharmacy services. As of the EFFECTIVE DATE, the only AFFILIATE of SB which is a PPS is Diversified Prescription Delivery, a corporation of the Commonwealth of Pennsylvania and having a place of business at 206 Welsh Road, Horsham, Pennsylvania 19044, U.S.A.

         1.14 "SB" shall mean SmithKline Beecham plc, a company organized under English law and having its registered office at New Horizons Court, Brentford, Middlesex TW8 9EP, England.

         1.15 "SPC(S)" shall mean a right based upon a PATENT to exclude others from making, using or selling PRODUCT, such as a Supplementary Protection Certificate

         1.16 "TERRITORY" shall mean all the countries and territories in the world.

         1.17 "THIRD PARTY(IES)" shall mean any party other than SB and CORTECH.

2.       GRANT AND RIGHTS TO FUTURE LICENSES

         2.01 CORTECH hereby grants to SB an exclusive license, with the right to grant sublicenses, under PATENTS and KNOW-HOW to make, have made, use and sell PRODUCT, in the TERRITORY, in the FIELD, subject to the terms and conditions of this AGREEMENT.

         2.02 CORTECH hereby grants to SB the first right to negotiate an exclusive license, with the right to grant sublicenses, under patents and know-how owned or controlled by CORTECH, to make, have made, use and sell each BACK-UP PRODUCT, in the FIELD, in the TERRITORY. Such license shall be upon terms to be mutually negotiated by the parties in good faith.

3.       PAYMENTS AND ROYALTIES

         3.01 In consideration for the exclusive license under PATENTS and KNOW-HOW granted to SB under this AGREEMENT, SB shall pay to CORTECH, by wire transfer, one million U.S. dollars (U.S. $1,000,000) within thirty (30) days after the EFFECTIVE DATE, and SB shall pay to CORTECH up to an additional
[                                                ]* in installment payments
within thirty (30) days of the occurrence of each of the following milestones:

    -    [               ]*                                              $  [         ]*
    -    [               ]*                                              $  [         ]*
    -    [                                          ]*                   $  [         ]*
    -    GO decision                                                     $  [         ]*
    -    NDA Acceptance for traumatic brain injury                       $  [         ]*
    -    First MAA Filing in Major Market for traumatic brain injury     $  [         ]*
    -    NDA Approval for traumatic brain injury                         $  [         ]*
    -    First MAA Approval in Major Market for traumatic brain injury   $  [         ]*

and, in the event that SB decides to develop PRODUCT for the treatment and/or prophylaxis of ischaemic stroke, SB shall pay to CORTECH up to an additional
[                                         ]* in installment payments within
thirty (30) days of the occurrence of each of the following milestones:

    -    NDA Acceptance for ischaemic stroke                         $  [         ]*
    -    First MAA Filing in Major Market for ischaemic stroke       $  [         ]*
    -    NDA Approval for ischaemic stroke                           $  [         ]*
    -    First MAA Approval in Major Market for ischaemic stroke     $  [         ]*


* Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

provided:

         (a)  each payment which is owed in accordance with this Paragraph
3.01 shall be made only one time regardless of how many times PRODUCT achieves each of the indicated milestones, and no payment shall be owed for a milestone which is not reached;

         (b)  such payments shall be non-refundable to SB for any reason;

         (c)  by the term [                                            ]* as
used in this Paragraph 3.01 is meant the date upon which [



                                                                        ]*;

         (d)  by the term "GO decision" as used in this Paragraph 3.01 is meant
[
                                      ]* as outlined in the OUTLINE DEVELOPMENT
PLAN (as such may be modified by SB in accordance with Paragraph 5.01);

         (e) by the terms "NDA Acceptance for traumatic brain injury" and "NDA Acceptance for ischaemic stroke" as used in this Paragraph 3.01 is meant the FDA's acceptance of an NDA filed by or on behalf of SB for approval to market PRODUCT in the U.S.A. for the specified indication;

         (f) by the terms "First MAA Filing in Major Market for traumatic brain injury" and "First MAA Filing in Major Market for ischaemic stroke" as used in this Paragraph 3.01 is meant the filing by or on behalf of SB of a Marketing Authorization Application (MAA) or its equivalent outside of Europe for approval to market PRODUCT in the first of Japan, the United Kingdom, France, Germany, Spain or Italy (Major Market) of the treatment of the specified indication;

         (g) by the terms "NDA Approval for traumatic brain injury" and "NDA Approval for ischaemic stroke" as used in this Paragraph 3.01 is meant the FDA's approval of an NDA filed by or on behalf of SB for marketing of PRODUCT in the U.S.A. for the treatment of the specified indication;

         (h) by the terms "First MAA Approval in Major Market for traumatic brain injury" and "First MAA Approval in Major Market for ischaemic stroke" as used in this Paragraph 3.01 is meant the first receipt by SB of all requisite marketing and pricing approvals required to market PRODUCT for the specified indication in a Major Market; and

         (i) in the event SB decides to develop PRODUCT for the treatment and/or prophylaxis of an indication unrelated to the treatment and/or prophylaxis of any neurological disorder, SB shall pay to CORTECH an additional sum of money in installment payments within thirty (30) days of the occurrence of the First MAA Filing in Major Market for such indication and NDA



* Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

Acceptance for such indication, the amount of such installment payments to be negotiated by the parties, in good faith, prior to the start of Phase III clinical development of PRODUCT for such indication, provided that in no event shall the treatment and/or prophylaxis of migraine or spinal cord injury be deemed to be a neurological disorder.

         3.02 As consideration for the licenses granted to SB under this AGREEMENT, SB shall make the following royalty payments to CORTECH:

              (a) [                ]* of annual NET SALES up to and including
           [                                                     ]*;

              (b) [                ]* of annual NET SALES greater than [
                                              ]* up to and including [
                                                              ]*;

              (c) [                ]* of annual NET SALES greater than [
                                                              ]* up to and
           including [
                          ]*;

              (d) [                 ]* of annual NET SALES greater than [
                                                               ]* up to and
           including [
                            ]*; and

              (e) [                     ]* of annual NET SALES greater than
           [                                                           ]*;

provided that, for purposes of this Paragraph 3.02, achievement of the NET SALES thresholds recited above shall be determined by adding the total annual NET SALES in all countries of the TERRITORY in which [
                                              ]*  The term [
                                          ]* as used in this AGREEMENT shall
not be construed to [



                                                                           ]*

         3.03    As additional consideration for the licenses granted to SB
under this AGREEMENT, SB shall pay to CORTECH [                 ]* of annual
NET SALES which are not subject to the royalty obligation outlined in Paragraph 3.02.

         3.04 Royalties on NET SALES formulated in combination with one or more additional therapeutically active ingredients shall be determined, [



                                                                       ]*



* Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

         3.05 SB's royalty obligations under Paragraph 3.02 shall become effective in each country in the TERRITORY at such time as PRODUCT is launched and available for commercial sale in such country by SB, its AFFILIATES or its sublicensees[

            ]*. Notwithstanding the above, in the event that any person or party initiates any legal or administrative proceeding challenging the validity, scope or enforceability of a PATENT which claims PRODUCT in any country in the TERRITORY, such as by opposing the grant of the PATENT in the European Patent Office, then [


          ]*, during pendency of the proceeding, and [
                                     ]*.  If the enforceability of claims in
the PATENT which claim PRODUCT are upheld by a court or other legal or administrative tribunal from which no appeal is or can be taken, then [


                         ]*.  If the claims in the PATENT which claim PRODUCT
are held to be invalid or otherwise unenforceable by a court or other legal or administrative tribunal from which no appeal is or can be taken, then [



                   ]*, and SB shall retain the licenses granted herein.

         3.06    [


            ]*


4.       COMPULSORY LICENSES AND THIRD PARTY LICENSES

         4.01 In the event that a governmental agency in any country or territory grants or compels CORTECH to grant a license to any THIRD PARTY for PRODUCT, SB shall have the benefit in such country or territory of the terms granted to such THIRD PARTY to the extent that such terms are more favorable to the THIRD PARTY than those of this AGREEMENT, provided that such benefit shall take effect on the day such THIRD PARTY commercializes PRODUCT in such country.

         4.02 If, during the term of this AGREEMENT, SB, in its sole discretion, deems it necessary to seek a license in any country or countries of the TERRITORY from any THIRD PARTY in order to avoid infringement during
the exercise of the license herein granted, [                    ]* of any
royalties or other fees paid to such THIRD PARTY under such license


* Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

("Third Party Fees") may be deducted from payments otherwise due CORTECH under this AGREEMENT with respect to any such countries, provided, in no event, [


         ]*.  Notwithstanding the above, [


                                                                         ]*.

5.   DEVELOPMENT AND SUPPLY

     5.01 SB shall have full control and authority over research, development, registration and commercialization of PRODUCT, in the FIELD, in the TERRITORY. SB will exercise its reasonable efforts and diligence, using good faith and fair dealing, in developing and commercializing PRODUCT in accordance with its business, legal, medical and scientific judgment, and in undertaking investigations and actions required to obtain appropriate governmental approvals to market PRODUCT in the TERRITORY, provided that SB's development of PRODUCT shall be in accordance with the OUTLINE DEVELOPMENT PLAN which is attached hereto as APPENDIX B and fully incorporated into this AGREEMENT as though fully set out herein. All regulatory timelines and proposed studies contained in such OUTLINE DEVELOPMENT PLAN may be amended by SB as necessary to appropriately account for any medical, scientific, regulatory or other changes or delays which are beyond SB's reasonable direct control.

     5.02 Promptly after the EFFECTIVE DATE, the parties shall establish a JOINT LIAISON COMMITTEE, containing two (2) appropriate members from SB and two (2) appropriate members from CORTECH, to enable CORTECH to review the progress of SB's efforts to develop PRODUCT up to and including registration and PRODUCT launch in the U.S. and major European markets, and to enable SB to review the progress and potential issues arising from the development of PRODUCT for any indication outside of the FIELD by CORTECH or its sublicensees. The JOINT LIAISON COMMITTEE shall be chaired by the head of the SB Neuroscience Therapeutic Area Team, and shall meet, only during the period underwhich SB is developing PRODUCT, at least two (2) times per year, at locations to be mutually agreed upon by the parties. [

                                                                          ]*.
In addition, SB shall keep CORTECH reasonably informed of the progress of SB's efforts to commercialize PRODUCT.


* Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

     5.03 CORTECH shall provide to SB, at SB's request, reasonable technical assistance within its area of expertise, and within its reasonable ability, to impart an understanding of PATENTS and KNOW-HOW concerning development, registration, production and commercialization of PRODUCT. [


                               ]*. In addition, to the extent that CORTECH's
provision of such reasonable technical assistance [
                                                           ]*, and any visits
by SB personnel to CORTECH, [                        ]*, and all such visits
shall be at times and for periods of time upon which the parties will agree. Any additional reasonable technical assistance which is not within the scope outlined in APPENDIX D but which is within CORTECH's reasonable ability, and
which is requested by SB, shall be provided to SB by CORTECH [           ]*.
Notwithstanding the above, CORTECH shall have exclusive responsibility for [


     ]*. The JOINT LIAISON COMMITTEE shall develop a mechanism for [


           ]* in accordance with this Paragraph.

     5.04 SB shall have responsibility for supplying its preclinical, clinical, promotional and commercial requirements of PRODUCT in the FIELD in the TERRITORY, except that:

     (a)   CORTECH shall supply SB with [
         ]* of clinical quality PRODUCT, [
                     ]*, and an additional [
                      ]* for placebo purposes, such stock to be supplied to SB free of charge and in accordance with APPENDIX C;

     (b)   CORTECH shall use its best efforts to supply SB with [
        ]* of PRODUCT, in bulk active ingredient form, such supply to be in accordance with the schedule, quantities and specifications outlined in APPENDIX C which is attached to this AGREEMENT and incorporated herein. In the event that CORTECH does not supply SB, by August 31, 1996, with the
entirety of the [                     ]* of PRODUCT outlined in APPENDIX C,
CORTECH shall [          ]* at SB's request, within thirty (30) days after
August 31, 1996, [                                               ]* for each
gram of such PRODUCT [                     ]* by the time limit specified in
this Paragraph.


* Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

6.   EXCHANGE OF INFORMATION AND CONFIDENTIALITY

     6.01 Promptly after the EFFECTIVE DATE, CORTECH shall disclose and supply to SB all KNOW-HOW. Thereafter, CORTECH shall promptly disclose and supply to SB any further KNOW-HOW which may become known to CORTECH.

     6.02 With respect to ADVERSE EXPERIENCES, the following shall apply in all circumstances other than Paragraph 6.02(f):

     (a) During the term of this AGREEMENT each party will report ADVERSE EXPERIENCES reported to it in respect of the PRODUCT to the appropriate regulatory authorities in the countries in which it is developing or commercializing PRODUCT, in accordance with the laws and regulations of the relevant countries and authorities.

     (b) Each party will submit summaries of worldwide safety data on the PRODUCT to appropriate regulatory authorities in the countries in which it is developing and commercializing PRODUCT, in accordance with the laws and regulations of the relevant countries and authorities. Wherever possible, duplication of reporting of worldwide data by both SB and CORTECH will be avoided.

     (c) An ADVERSE EXPERIENCE will be considered 'serious' if it is any one or more of the following, i.e., fatal, life threatening, disabling or incapacitating, results in hospitalization or prolongation of hospitalization, a congenital abnormality, a cancer, or an overdose. In addition, any ADVERSE EXPERIENCE which suggests a significant hazard, contraindication, side effect or precaution that may be associated with the use of PRODUCT will be considered a serious ADVERSE EXPERIENCE.

     (d) All ADVERSE EXPERIENCE reports and queries for SB should be addressed to its central safety department, i.e., Director, Clinical Safety (Antiinfectives/Neurosciences), New Frontiers Science Park South, Third Avenue, Harlow, Essex, England (facsimile number 011-44-1279-644-260 or 011-44-1279-644-322); telephone number 011-44-1279-644-169) and for CORTECH should be addressed to its central safety department, i.e., Dr. Robert Sandhaus, Cortech, Inc., 6850 N. Broadway, Denver, Colorado, 80221, U.S.A. (facsimile number 1-303-650-1221; telephone number 1-303-657-7121 , or such other safety representative as may be designated by SB for SB or by CORTECH for CORTECH. In the event that either party shall desire to appoint a clinical trial contractor to report ADVERSE EXPERIENCES to the other party, in lieu of the appointing party, for the contracted clinical trial, the appointing party shall notify such contractor to the other party, in writing and in accordance with this Paragraph, at least four (4) weeks prior to the initiation of the contracted clinical trial, and such contractor shall not be permitted to undertake such reporting unless the other party has given its written consent to the appointment of such contractor for such purpose, such consent not to be unreasonably withheld.

     (e) The central safety department of each party will report to the central safety department of the other party (as indicated in Paragraph 6.02(d)) all ADVERSE EXPERIENCES reported to it in respect of the PRODUCT as follows (subject to adjustment by mutual agreement of the parties, after the EFFECTIVE DATE, provided that the parties shall meet to discuss the need for any adjustment at least once prior to the start of SB's clinical development of PRODUCT, and at least once prior to the start of SB's commercialization of PRODUCT in the TERRITORY, to account for any future changes in regulatory reporting requirements):

          (i) a summary of all ADVERSE EXPERIENCES, serious and non-serious, in writing on a monthly basis.

     (f) At such time as one party no longer holds any regulatory (clinical trial or marketing) authorizations for PRODUCT worldwide, and is not promoting PRODUCT, all exchanges of ADVERSE EXPERIENCE information between the parties may be discontinued, subject to mutual agreement. The other party will then assume sole responsibility for ADVERSE EXPERIENCE reporting to all appropriate regulatory authorities worldwide, in accordance with the laws and regulations of the relevant countries and authorities.

     6.03 During the term of this AGREEMENT and for five (5) years thereafter, irrespective of any termination earlier than the expiration of the term of this AGREEMENT, CORTECH and SB shall not use or reveal or disclose to THIRD PARTIES any confidential information received from the other party or otherwise developed by either party in the performance of activities in furtherance of this AGREEMENT without first obtaining the written consent of the disclosing party, except as may be otherwise provided herein, or as may be required for purposes of investigating, developing, manufacturing or marketing PRODUCT or for securing essential or desirable authorizations, privileges or rights from governmental agencies, or is required to be disclosed to a governmental agency or is necessary to file or prosecute patent applications concerning PRODUCT or to carry out any litigation concerning PRODUCT. This confidentiality obligation shall not apply to such information which is or becomes a matter of public knowledge through no act of omission by the receiving party, or is already in the possession of the receiving party as proven by proper documentation, or is disclosed to the receiving party by a THIRD PARTY having the right to do so, or is subsequently and independently developed by employees of the receiving party or AFFILIATES thereof who had no knowledge of the confidential information disclosed, or is required by law to be disclosed. The parties shall take reasonable measures to ensure that no unauthorized use or disclosure is made by others to whom access to such information is granted.

     6.04 Nothing herein shall be construed as preventing SB from disclosing any information received from CORTECH to an AFFILIATE, sublicensee or distributor of SB, provided, such AFFILIATE, sublicensee or distributor has undertaken a similar obligation of confidentiality with respect to the confidential information.

     6.05 All confidential information disclosed by one party to the other shall remain the intellectual property of the disclosing party. In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a party to this AGREEMENT based on the insolvency or bankruptcy of such party, the bankrupt or insolvent party shall promptly notify the court or other tribunal (i) that confidential information received from the other party under this AGREEMENT remains the property of the other party and (ii) of the confidentiality obligations under this AGREEMENT. In addition, the bankrupt or insolvent party shall, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other party's confidential information and to ensure that the court, other tribunal or appointee maintains such information in confidence in accordance with the terms of this AGREEMENT.

     6.06 No public announcement or other disclosure to THIRD PARTIES concerning the existence of or terms of this AGREEMENT shall be made, either directly or indirectly, by any party to this AGREEMENT, except as may be legally required or as may be required for recording purposes, without first obtaining the approval of the other party and agreement upon the nature and text of such announcement or disclosure, except that CORTECH may disclose such information to any officer, member of the Board of Directors, or employee of the CP-0127 Development Corporation, a company organized under the laws of the state of Colorado and having a place of business at 6850 N. Broadway, Denver, Colorado, 80221, U.S.A., without first obtaining the approval of SB, provided that such employee has undertaken a similar obligation of confidentiality to CORTECH with respect to the confidential information as CORTECH has undertaken to SB hereunder.

     The party desiring to make any such public announcement or other disclosure shall inform the other party of the proposed announcement or disclosure in reasonably sufficient time prior to public release, and shall provide the other party with a written copy thereof, in order to allow such other party to comment upon such announcement or disclosure. Once any such public announcement or disclosure has been approved in accordance with this Paragraph, then either party may appropriately communicate information contained in such permitted announcement or disclosure.

     Each party agrees that it shall cooperate fully with the other with respect to all disclosures regarding this AGREEMENT to the Securities Exchange Commission and any other governmental or regulatory agencies, including requests for confidential treatment of proprietary information of either party included in any such disclosure.

     6.07 CORTECH shall not submit for written or oral publication any manuscript, abstract or the like which includes data or other information relating to PRODUCT without first obtaining the prior written consent of SB, which consent shall not be unreasonably withheld or delayed. The contribution, if any, of each party shall be noted in all publications or presentations by acknowledgment or coauthorship, whichever is appropriate.

     6.08 Nothing in this Agreement shall be construed as preventing or in any way inhibiting SB from complying with statutory and regulatory requirements governing the development, manufacture, use and sale or other distribution of PRODUCT in any manner which it reasonably deems appropriate, including, for example, by disclosing to regulatory authorities confidential or other information received from CORTECH or THIRD PARTIES.

7.   PATENT PROSECUTION AND LITIGATION

     7.01 Each party shall have and retain sole and exclusive title to all inventions, discoveries and KNOW-HOW which are made, conceived, reduced to practice or generated by its employees, agents, or other persons acting under its authority in the course of or as a result of this AGREEMENT. Each party shall own a fifty percent (50%) undivided interest in all such inventions, discoveries and KNOW-HOW made, conceived, reduced to practice or generated jointly by employees, agents, or other persons acting under the authority of both parties in the course of or as a result of this AGREEMENT. Except as expressly provided in this AGREEMENT, each joint owner may make, use, sell, keep, license, assign, or mortgage such jointly owned inventions, discoveries and KNOW-HOW, and otherwise undertake all activities a sole owner might undertake with respect to such inventions, discoveries and KNOW-HOW, without the consent of and without accounting to the other joint owner.

     7.02 Each party shall promptly notify the other upon the making, conceiving or reducing to practice of any invention or discovery referred to in Paragraph 7.01. With respect to any such invention or any PATENT in existence as of the EFFECTIVE DATE:

           (i) SB shall have the first right, using in-house or outside legal counsel selected at SB's sole discretion, to prepare, file, prosecute, maintain and extend patent applications and patents concerning all such inventions and discoveries in countries of SB's choice throughout the world with appropriate credit to CORTECH representatives, including the naming of such parties as inventors where appropriate and in accordance with the relevant legal requirements, for which SB shall bear the costs relating to such activities which occur at SB's request or direction. SB shall inform CORTECH of the nature and text of such patent applications and important prosecution matters related thereto in reasonably sufficient time prior to filing thereof to receive CORTECH's comments related thereto, and SB shall take into account CORTECH's reasonable comments.

           (ii) If SB, prior or subsequent to filing certain patent applications on any inventions or discoveries which are owned in whole or in part by CORTECH, elects not to file, prosecute or maintain such patent applications or ensuing patents or certain claims encompassed by such patent applications or ensuing patents in any country of the TERRITORY, SB shall give CORTECH notice thereof within a reasonable period prior to allowing such patent applications or patents or such certain claims encompassed by such patent applications or patents to lapse or become abandoned or unenforceable, and CORTECH shall thereafter have the right, at its sole expense, to prepare, file, prosecute and maintain patent applications and patents or divisional applications related to such certain claims encompassed by such patent applications or patents concerning all such inventions and discoveries in countries of its choice throughout the world.

           (iii) The party filing patent applications for jointly owned inventions and discoveries shall do so in the name of and on behalf of both SB and CORTECH. Each of CORTECH and SB shall hold all information it presently knows or acquires under this Paragraph 7.02 which is related to all such patents and patent applications as confidential subject to the provisions of Article 6.

     7.03 CORTECH on behalf of itself and its AFFILIATES, and the directors, employees, officers, shareholders, agents, successors and assigns of any of them, hereby waives any and all actions and causes of action, claims and demands whatsoever, in law or equity of any kind it or they may have against SB and its AFFILIATES, and their officers, directors, employees, shareholders, agents, attorneys, successors and assigns, which may arise in any way under Paragraph 7.02 except as a result of SB's willful misconduct in the performance of its obligations under Paragraph 7.02.

     7.04 Notwithstanding the provisions of Paragraph 7.02, each party shall, at its own expense, provide reasonable assistance to the other party to facilitate filing of all patent applications covering inventions referred to in Paragraph 7.01 and shall execute all documents deemed necessary or desirable therefor.

     7.05 In the event of the institution of any suit by a THIRD PARTY against CORTECH, SB or its sublicensees or distributors for patent infringement involving the manufacture, use, sale, distribution or marketing of PRODUCT in the FIELD anywhere in the TERRITORY, the party sued shall promptly notify the other party in writing. SB shall have the right but not the obligation to defend such suit at its own expense. CORTECH and SB shall assist one another and cooperate in any such litigation at the other's request without expense to the requesting party.

     7.06 In the event that CORTECH or SB becomes aware of actual or threatened infringement of a PATENT anywhere in the TERRITORY, that party shall promptly notify the other party in writing. SB shall have the first right but not the obligation to bring, at its own expense, an infringement action against any THIRD PARTY and to use CORTECH's name in connection therewith and to name CORTECH as a party thereto. If SB does not commence a particular infringement action within ninety (90) days of receipt of the notice of infringement, then CORTECH, after notifying SB in writing, shall be entitled to bring such infringement action at its own expense. The party conducting such action shall have full control over its conduct, including settlement thereof subject to Paragraph 7.07. In any event, CORTECH and SB shall assist one another and cooperate in any such litigation at the other's request without expense to the requesting party.

     7.07 In any action brought pursuant to Paragraph 7.06, the party bringing the action shall indemnify the other party, its officers, directors, shareholders, employees, agents, successors and assigns from any loss, damage or liability, including for reasonable attorney's fees and costs, which may result from claims, counterclaims or crossclaims asserted by a defendant, except to the extent that such losses, damages or liabilities result from the negligence or willful misconduct of the other party.

     7.08 CORTECH and SB shall recover their respective actual out-of-pocket expenses, or equitable proportions thereof, associated with any litigation or settlement thereof from any recovery made by any party. Any excess amount shall be shared between SB and CORTECH, with SB receiving 50% (fifty percent) and CORTECH receiving 50% (fifty percent) of such excess.

     7.09 The parties shall keep one another informed of the status of and of their respective activities regarding any litigation or settlement thereof concerning PRODUCT, provided however that no settlement or consent judgment or other voluntary final disposition of any suit defended or action brought by a party pursuant to this Article 7 may be entered into without the consent of the other party if such settlement would require the other party to be subject to an injunction or to make a monetary payment or would otherwise adversely affect the other party's rights under this AGREEMENT.

     7.10 SB shall have the right but not the obligation to seek extensions of the terms of PATENTS. At SB's request, CORTECH shall either authorize SB to act as CORTECH's agent for the purpose of making any application for any extensions of the term of PATENTS and provide reasonable assistance therefor to SB or shall diligently seek to obtain such extensions, in either event, at SB's expense.

     7.11 At SB's request, CORTECH shall seek to obtain SPCS or authorize SB to obtain SPCS on CORTECH's behalf. Where SB holds a relevant Marketing Authorization, SB shall at its sole discretion provide to CORTECH a copy of said Marketing Authorization and any information necessary for the purpose of obtaining an SPC.

     7.12 At SB's request, CORTECH shall cooperate with SB to obtain "pipeline" protection which may be available under the patent laws of countries the patent laws of which are amended to provide improved protection for PRODUCT.

8.   TRADEMARKS AND NON-PROPRIETARY NAMES

     8.01  Promptly after the EFFECTIVE DATE, CORTECH shall, [            ]*,
assign all CORTECH's rights, title and interest, including any associated goodwill, throughout the TERRITORY to the BradycorTM trademark to SB.

     8.02 SB shall be responsible for the selection of all trademarks which it employs in connection with PRODUCT in the FIELD in the TERRITORY and shall own and control such trademarks. SB shall be responsible for registration and maintenance of all such trademarks, including the BradycorTM trademark. Nothing in this AGREEMENT shall be construed as a grant of rights, by license or otherwise, to CORTECH to use such trademarks or any other trademarks owned by SB for any purpose. SB shall own such tradenames and trademarks and shall retain such ownership upon termination of this AGREEMENT, including upon the expiration of this AGREEMENT in accordance with Paragraph 10.02, except that, in the event that this AGREEMENT is terminated, in its entirety, for any reason other than by SB in accordance with Paragraph 10.03 or 10.05:

     (a)   [
                                         ]*; and

     (b) in all other countries of the TERRITORY, CORTECH shall have the right to [

                                            ]*.

     8.03 SB, at its expense, shall be responsible for the selection and registration of non-proprietary names for PRODUCT in the TERRITORY.

9.   STATEMENTS AND REMITTANCES

     9.01 SB shall keep and require its AFFILIATES and sublicensees to keep complete and accurate records of all gross invoices and NET SALES of PRODUCT under the licenses granted herein. CORTECH shall have the right, at CORTECH's expense, through a certified public accountant or like person reasonably acceptable to SB, to examine such records during regular business hours during the life of this AGREEMENT and for six (6) months after its termination; provided, however, that such examination shall not take place more often than



* Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

once a year and shall not cover such records for more than the preceding two
(2) years and provided further that such accountant shall report to CORTECH only as to the accuracy of the royalty statements and payments.

     9.02 Within sixty (60) days after the close of each calendar quarter, SB shall deliver to CORTECH a true accounting of all PRODUCT sold by SB, its AFFILIATES, and its sublicensees during such quarter and shall at the same time pay all royalties due. Such accounting shall show sales on a country-by-country and PRODUCT-by-PRODUCT basis.

     9.03 Any tax, duty or other levy paid or required to be withheld by SB on account of royalties payable to CORTECH under this AGREEMENT shall be deducted from the amount of royalties otherwise due. SB shall secure and send to CORTECH proof of any such taxes, duties or other levies withheld and paid by SB or its sublicensees for the benefit of CORTECH.

     9.04 All royalties due under this AGREEMENT shall be payable in U.S. dollars. If governmental regulations prevent remittances from a foreign country with respect to sales made in that country, the obligation of SB to pay royalties on sales in that country shall be suspended until such remittances are possible. CORTECH shall have the right, upon giving written notice to SB, to receive payment in that country in local currency.

     9.05 Monetary conversion from the currency of a foreign country, in which PRODUCT is sold, into United States currency shall be calculated at the actual average rates of exchange for the year to date as used by SB in producing its quarterly and annual accounts, as confirmed by SB's auditors.

10.  TERM AND TERMINATION

     10.01 Royalty obligations under Paragraph 3.02 in each country of the TERRITORY shall expire upon the earlier of (a)(i) in each country of the TERRITORY other than the United States of America, the [
                                                                  ]* by SB,
its AFFILIATES, or its sublicensees in such country; and (ii) in the United States of America, the [
                               ]* by SB, its AFFILIATES, or its sublicensees
in such country; or (b) when [
                                                           ]*; or (c) when all
KNOW-HOW has become publicly known in such country other than by the action of SB or an undertaking connected with SB. Royalty obligations under Paragraph 3.03 shall expire in each country of the TERRITORY upon the earlier of (a) the [
              ]* by SB, its AFFILIATES, or its sublicensees in such country; or (b) when all KNOW-HOW has become publicly known in such country other than by the action of SB or an undertaking


* Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

connected with SB. Expiration of SB's royalty obligations in a particular country of the TERRITORY under this provision shall not preclude SB from continuing to make, have made, use and sell PRODUCT and to use KNOW-HOW in such country without further payment obligation to CORTECH.

         10.02 Unless otherwise terminated, this AGREEMENT shall expire upon the expiration of SB's royalty obligations to CORTECH under Article 3 in every country of the TERRITORY. Expiration of this AGREEMENT under this provision shall not preclude SB from continuing to make, have made, use and sell PRODUCT and to use KNOW-HOW throughout the TERRITORY without further royalty payments.

         10.03 If either party fails or neglects to perform covenants or provisions of this AGREEMENT and if such default is not corrected within sixty (60) days after receiving written notice from the other party with respect to such default, such other party shall have the right to terminate this AGREEMENT by giving written notice to the party in default provided the notice of termination is given within six (6) months of the default and prior to correction of the default.

         10.04   (a)      SB may terminate this AGREEMENT on a country by
country basis by giving CORTECH at [                     ]* written notice
thereof at any time before SB first markets PRODUCT in such country based on a reasonable determination by SB, using the same standards SB would use in assessing whether or not to continue development of a product of its own making, that the patent, medical/scientific, technical, regulatory or commercial profile of PRODUCT does not justify continued development of PRODUCT in such country. After marketing PRODUCT, SB may terminate this AGREEMENT on a country by country basis by giving CORTECH at least [
      ]* prior written notice thereof based on a reasonable determination by SB, using the same standards SB would use in assessing whether or not to continue development of a product of its own making, that the patent, medical/scientific, technical, regulatory or commercial profile of PRODUCT does not justify continued marketing of PRODUCT in such country.

                 (b) In the event that SB terminates this AGREEMENT in any country of the TERRITORY in accordance with Paragraph 10.04(a), [







                ]* In addition, SB shall, within thirty (30) days after the
effective date of such termination, [              ]*

* Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

[












                                                                         ]*.
In addition, in the event that SB terminates the AGREEMENT in its entirety under this provision, [

                                        ]*.

         10.05 Either party may terminate this AGREEMENT if, at any time, the other party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the party or of its assets, or if the other party proposes a written agreement of composition or extension of its debts, or if the other party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed with sixty
(60) days after the filing thereof, or if the other party shall propose or be a party to any dissolution or liquidation, or if the other party shall make an assignment for the benefit of creditors.

         10.06 Notwithstanding the bankruptcy of CORTECH, or the impairment of performance by CORTECH of its obligations under this AGREEMENT as a result of bankruptcy or insolvency of CORTECH, SB shall be entitled to retain the licenses granted herein, subject to CORTECH's rights to terminate this AGREEMENT for reasons other than bankruptcy or insolvency as expressly provided in this AGREEMENT.

         10.07 All rights and licenses granted under or pursuant to this AGREEMENT by CORTECH to SB, and by SB to CORTECH, are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(52) of the U.S. Bankruptcy Code. The parties agree that each party, as a licensee of such rights under this AGREEMENT, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, subject to performance by SB of its preexisting obligations under this AGREEMENT. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against

* Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

CORTECH under the U.S. Bankruptcy Code, SB shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, shall be promptly delivered to SB (a) upon any such commencement of a bankruptcy proceeding upon written request therefor by SB, unless CORTECH elects to continue to perform all of its obligations under this AGREEMENT, or (b) if not delivered under (a) above, upon the rejection of this AGREEMENT by or on behalf of CORTECH upon written request therefor by SB, provided, however, that upon CORTECH's (or its successor's) written notification to SB that it is again willing and able to perform all of its obligations under this AGREEMENT, SB shall promptly return all such tangible materials to CORTECH, but only to the extent that SB does not require continued access to such materials to enable SB to perform its obligations under this AGREEMENT.

11.      RIGHTS AND DUTIES UPON TERMINATION

         11.01 Upon termination of this AGREEMENT, CORTECH shall have the right to retain any sums already paid by SB hereunder, and SB shall pay all sums accrued hereunder at the time herein provided.

         11.02 Upon termination of this AGREEMENT in its entirety or with respect to any PRODUCT in any country under Paragraphs 10.03, 10.04, or 10.05, SB shall notify CORTECH of the amount of PRODUCT SB and its AFFILIATES, sublicensees and distributors then have on hand, the sale of which would, but for the termination, be subject to royalty, and SB and its sublicensees and distributors shall thereupon be permitted to sell that amount of PRODUCT provided that SB shall pay the royalty thereon at the time herein provided for.

         11.03 Expiration or termination of this AGREEMENT shall terminate all outstanding obligations and liabilities between the parties arising from this AGREEMENT except thosedescribed in Paragraphs 6.02, 6.03(to the extent described therein), 6.04, 6.05, 6.06, 6.07, 6.08, 7.01, 7.02, 7.03, 7.04,
7.05, 7.06, 7.07, 7.08, 7.09, 8.02, 10.01 (last sentence), 10.02 (last sentence), and 10.04(b), and Articles 9 and 11 through 20. In addition, any other provision required to interpret and enforce the parties' rights and obligations under this AGREEMENT shall also survive, but only to the extent required for the full observation and performance of this AGREEMENT.

         11.04 Termination of the AGREEMENT in accordance with the provisions hereof shall not limit remedies which may be otherwise available in law or equity.

12.      WARRANTIES AND REPRESENTATIONS

         12.01 As of the EFFECTIVE DATE, CORTECH warrants that it owns the entire right and title, to the extent of its ownership interest in the PATENTS listed in APPENDIX A, and in the KNOW-HOW provided to SB, or otherwise has the right to grant the license outlined in Article 2 with respect to such PATENTS and KNOW-HOW, and that it has the right to enter into this AGREEMENT. CORTECH further warrants and represents that it will not encumber, with liens, mortgages, security interests or otherwise, all such PATENTS and KNOW-HOW. CORTECH further warrants that CP-0127 Development Corporation, a company organized under the laws of the state of Colorado and having a place of business at 6850 N. Broadway, Denver, Colorado, 80221, U.S.A., has authorized CORTECH to sublicense to SB, to the extent outlined in this AGREEMENT, all PATENTS and KNOW-HOW related to PRODUCT which were licensed to CORTECH under the terms of the February 13, 1992 Technology License Agreement between CORTECH and CP-0127 Development Corporation. CORTECH warrants and represents that it:

                 (a) shall pay all royalties and other payments which CORTECH may owe to CP-0127 Development Corporation, and any other THIRD PARTY by virtue of this AGREEMENT, and shall perform and observe all of the other obligations outlined in all present and future agreements between CORTECH and CP-0127 Development Corporation, and any other THIRD PARTY related to such PATENTS and KNOW-HOW; and

                 (b) In the event that CORTECH receives notice from CP-0127 Development Corporation, or any other such THIRD PARTY, that CORTECH has committed a breach of its obligations thereto related to such PATENTS and/or KNOW-HOW, or if CORTECH anticipates such breach, such as may give rise to a right by such THIRD PARTY to terminate or otherwise diminish CORTECH's rights to such PATENTS and/or KNOW-HOW, CORTECH shall immediately notify SB of such situation, and CORTECH shall promptly cure such breach. However, if CORTECH is unable to cure such breach, CORTECH shall, to the extent possible, permit SB to cure such breach and to negotiate directly with such THIRD PARTY regarding the cure of such breach.

         12.02 Nothing in this AGREEMENT shall be construed as a warranty that PATENTS are valid or enforceable. CORTECH hereby represents that it has no present knowledge from which it can be inferred that PATENTS are invalid or that their exercise would infringe patent rights of THIRD PARTIES. Except as provided in Paragraph 3.06, a holding of invalidity or unenforceability of any PATENT, from which no further appeal is or can be taken, shall not affect the rights or obligations of the parties.

         12.03 CORTECH acknowledges that, in entering into this AGREEMENT, SB has relied or will rely upon information supplied by CORTECH, information to be supplied by

CORTECH, and information which CORTECH has caused or will cause to be supplied to SB by CORTECH's agents, representatives and/or licensees, pursuant to the Confidentiality Agreement, dated February 15, 1995, between the parties, and Article 6 hereof, and CORTECH warrants and represents that all such information is and will be timely and accurate in all material respects. CORTECH further warrants and represents that it has not, up through and including the date of this AGREEMENT, omitted to furnish SB with any information concerning PRODUCT or the transactions contemplated by this AGREEMENT, which would be material to SB's decision to enter into this AGREEMENT and to undertake the commitments and obligations set forth herein.

         12.04 CORTECH warrants and represents that it has no present knowledge of the existence of any pre-clinical or clinical data or information concerning the PRODUCT for the treatment of traumatic brain injury or for the treatment of ischaemic stroke which suggests that there may exist quality, toxicity, safety and/or efficacy concerns which may materially impair the utility and/or safety of the PRODUCT for the treatment of traumatic brain injury or for the treatment of ischaemic stroke.

         12.05 CORTECH warrants that it will not knowingly engage in any activity regarding development of PRODUCT outside of the FIELD which is or ought to be recognized by CORTECH as posing a present or potential harm to the development of PRODUCT within the FIELD in any country of the TERRITORY. CORTECH further warrants that it will require all of its sublicensees of PRODUCT outside of the FIELD to enter in a binding agreement with CORTECH which contains the same warranty as outlined in this Paragraph.

         12.06   [


                             ]*

13.      FORCE MAJEURE

         13.01 If the performance of any part of this AGREEMENT by either party, or of any obligation under this AGREEMENT, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary is provided, the party so affected shall, upon giving written notice to the other party, be excused from such performance (other than payment of monies) to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its reasonable best efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this AGREEMENT may be required in order to arrive at an equitable solution.

* Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

14.      GOVERNING LAW

         14.01 This AGREEMENT shall be deemed to have been made in the Commonwealth of Pennsylvania and its form, execution, validity, construction and effect shall be determined in accordance with the laws of the Commonwealth of Pennsylvania, U.S.A.

15.      WAIVER OF BREACH

         15.01 The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of another condition or term.

16.      SEPARABILITY

         16.01 In the event any portion of this AGREEMENT shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect.

         16.02 If any of the terms or provisions of this AGREEMENT are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.

         16.03 In the event that the terms and conditions of this AGREEMENT are materially altered as a result of Paragraphs 16.01 or 16.02, the parties will renegotiate the terms and conditions of this AGREEMENT to resolve any inequities.

17.      ENTIRE AGREEMENT

         17.01 This AGREEMENT, entered into as of the EFFECTIVE DATE, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all previous writings and understandings. No terms or provisions of this AGREEMENT shall be varied or modified by any prior or subsequent statement, conduct or act of either of the parties, except that the parties may amend this AGREEMENT by written instruments specifically referring to and executed in the same manner as this AGREEMENT.

18.      NOTICES

         18.01 Any notice required or permitted under this AGREEMENT shall be sent, in writing, and shall be sent by air mail, postage pre-paid, to the following addresses of the parties:

                 CORTECH
                 Cortech, Inc.
                 6850 N. Broadway
                 Denver, Colorado, U.S.A. 80221
                     Attention:  Chief Executive Officer

                     copies to:

                     Cooley Godward Castro Huddleson & Tatum
                     2595 Canyon Boulevard, Suite 250
                     Boulder, Colorado   80302-6737
                          Attention:  David E. Bartlett, Esq.

                 SB
                 SmithKline Beecham plc
                 New Horizons Court
                 Brentford, Middlesex TW8 9EP
                 England
                     Attention:   Senior Vice President and Director
                                  Business Development

                     copies to:

                     SmithKline Beecham Corporation
                     One Franklin Plaza (Mail Code FP1935)
                     P.O. Box 7929
                     Philadelphia, Pennsylvania 19101, U.S.A.
                       Attention:   Senior Vice President and Director
                                    Business Development

                     SmithKline Beecham Corporation
                     One Franklin Plaza (Mail Code FP2225)
                     P.O. Box 7929
                     Philadelphia, Pennsylvania 19101, U.S.A.
                       Attention:  Corporate Law-U.S.

         18.02 Any notice required or permitted to be given concerning this AGREEMENT shall be effective upon receipt by the party to whom it is addressed or within seven (7) days of dispatch whichever is earlier.

19.      ASSIGNMENT

         19.01 This AGREEMENT and the licenses herein granted shall be binding upon and inure to the benefit of the successors in interest of the respective parties. Neither this AGREEMENT nor any interest hereunder shall be assignable by either party without the written consent of the other provided, however, that (a) SB may assign this AGREEMENT or any part of its rights and obligations hereunder, or any PATENT owned by it, to any AFFILIATE of SB or to any corporation with which SB may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this AGREEMENT relates, without obtaining the consent of the CORTECH; and (b) CORTECH may assign this AGREEMENT or any part of its rights and obligations hereunder, or any PATENT or KNOW-HOW owned by it, to any entity with which CORTECH may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this AGREEMENT relates, without obtaining the consent of the SB.

20.      RECORDING

         20.01 SB shall have the right, at any time, to record, register, or otherwise notify this AGREEMENT in appropriate governmental or regulatory offices anywhere in the TERRITORY, and CORTECH shall provide reasonable assistance to SB in effecting such recording, registering or notifying.

21.      EXECUTION IN COUNTERPARTS

         21.01 This AGREEMENT may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties, through their authorized officers, have executed this AGREEMENT as of the EFFECTIVE DATE.

SMITHKLINE BEECHAM plc

BY: /s/ JEAN PIERRE GARNIER
   ----------------------------------
    Jean Pierre Garnier
TITLE: Chairman, Pharmaceuticals
      -------------------------------

CORTECH, INC.

BY: /s/ David Hyman
   ----------------------------------
TITLE: President & CEO
      -------------------------------

                  PRODUCT DEVELOPMENT AND LICENSE AGREEMENT
                     SMITHKLINE BEECHAM PLC-CORTECH, INC.
                                 APPENDIX A
                                  PATENTS

COUNTRY          PATENT/APPLICATION NO             STATUS
Australia        660683                            P
Canada           [       ]*                        A
Europe*          [          ]*                     A
                 [                   ]*
Japan            [          ]*                     A
                 [                   ]*
South Korea      [         ]*                      A
                 [                   ]*
USA               5,416,191                        P
USA              [         ]*                      A
USA              [          ]*                     A

*European application designates: Austria, Belgium, Denmark, France, Germany, Great Britain, Greece, Italy, Luxembourg, Monaco, Netherlands, Spain, Sweden and Switzerland.


* Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

                PRODUCT DEVELOPMENT AND LICENSE AGREEMENT
                  SMITHKLINE BEECHAM PLC-CORTECH, INC.
                               APPENDIX B
                        OUTLINE DEVELOPMENT PLAN

[




































                               ]*



* Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

[












































            ]*


* Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

[


































                                                         ]*



* Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

[

























                                                                 ]*



* Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

                  PRODUCT DEVELOPMENT AND LICENSE AGREEMENT
                    SMITHKLINE BEECHAM PLC-CORTECH, INC.
                                  APPENDIX C
                  PRODUCT REQUIREMENTS AND DELIVERY SCHEDULE

1. INTRODUCTION

CORTECH will use its best efforts to supply PRODUCT to SB both as bulk drug substance and as filled sterile vials.

a) Filled sterile vials

[

                    ]* In addition, CORTECH is required to supply an equal number of matching sterile placebo vials to SB.

b) Drug substance

Quantities of GMP and non-GMP PRODUCT drug substance are indicated in the table below.

All GMP and non-GMP PRODUCT drug substance must meet SB's specifications and be accompanied by a certificate of analysis.

c) Clinical Trials Supplies from [                 ]*

SB assumes that an alternative supplier, to be chosen and managed by SB, will
provide additional PRODUCT drug substance from [            ]* onwards. The
term "Alternative Supplier" indicates PRODUCT drug substance from this source in the table below.



* Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

2. PRODUCT REQUIREMENTS AND DELIVERY SCHEDULE

The quantities and delivery timings of PRODUCT, shown below, are SB's requirements in accordance with Paragraphs 5.04(a) and 5.04(b).

            SUMMARY OF PRODUCT REQUIREMENTS AND DELIVERY SCHEDULE

- ------------------------------------------------------------------------------------------------------

  TIMING                        SOURCE                REQUIREMENTS
- ------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------
  [




























                                                                          ]*
- ------------------------------------------------------------------------------------------------------

* Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

- ------------------------------------------------------------------------------------------------------
  [








                                                                         ]*



* Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

                  PRODUCT DEVELOPMENT AND LICENSE AGREEMENT
                    SMITHKLINE BEECHAM PLC-CORTECH, INC.
                                 APPENDIX D
         REASONABLE TECHNICAL ASSISTANCE TO BE PROVIDED BY CORTECH TO SB
                            UNDER PARAGRAPH 5.03

A.  CORTECH CLINICAL TASKS FOR TECHNOLOGY TRANSFER

- ----------------------------------------------------------------------------------------------------------------
    TASK                                               TIMING
- ----------------------------------------------------------------------------------------------------------------
    RESTART OF STUDY 009
- ----------------------------------------------------------------------------------------------------------------
   [






























                                                                          ]*
- ----------------------------------------------------------------------------------------------------------------

* Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

- ----------------------------------------------------------------------------------------------------------------
   [














                                                                  ]*
- ----------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------
    TASK                                               TIMING
- ----------------------------------------------------------------------------------------------------------------
    DOCUMENT TRANSFER FOR OTHER
    INDICATIONS/STUDIES
- ----------------------------------------------------------------------------------------------------------------
   [
















                                                                  ]*
- ----------------------------------------------------------------------------------------------------------------

* Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

- ----------------------------------------------------------------------------------------------------------------
    TASK                                               TIMING
- ----------------------------------------------------------------------------------------------------------------
    DATABASE TRANSFER
- ----------------------------------------------------------------------------------------------------------------
   [











                                                                    ]*
- ----------------------------------------------------------------------------------------------------------------

* Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

- ----------------------------------------------------------------------------------------------------------------
    B.  CORTECH REGULATORY TASKS FOR TRAUMATIC BRAIN INJURY INDICATION
- ----------------------------------------------------------------------------------------------------------------
    TASK                                               TIMING
- ----------------------------------------------------------------------------------------------------------------
   [

































                                                                         ]*
- ----------------------------------------------------------------------------------------------------------------

* Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

- ----------------------------------------------------------------------------------------------------------------
    C.  CORTECH REGULATORY TASKS FOR SEPSIS INDICATION
- ----------------------------------------------------------------------------------------------------------------
   [



































                                                                          ]*
- ----------------------------------------------------------------------------------------------------------------

* Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

- ----------------------------------------------------------------------------------------------------------------
    D.  CORTECH REGULATORY TASKS (MISCELLANEOUS)
- ----------------------------------------------------------------------------------------------------------------
    TASK                                               TIMING
- ----------------------------------------------------------------------------------------------------------------
   [

















                                              ]*
- ----------------------------------------------------------------------------------------------------------------

* Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

                            APPENDIX D (CON'T)

E.  CORTECH COMPOUND TASKS FOR TECHNOLOGY TRANSFER

- ---------------------------------------------------------------------------------------------------------------------------------
                                 TASK                                                 RESPONSIBILITY / TIMEFRAME
- ---------------------------------------------------------------------------------------------------------------------------------
   [



































                                                             ]*
- ---------------------------------------------------------------------------------------------------------------------------------

* Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

- ---------------------------------------------------------------------------------------------------------------------------------
                                 TASK                                                 RESPONSIBILITY / TIMEFRAME
- ---------------------------------------------------------------------------------------------------------------------------------
   [








































                                                                ]*
- ---------------------------------------------------------------------------------------------------------------------------------

* Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.